Exhibit 99

                    JOINT FILER INFORMATION AND AUTHORIZATION

Name:                                   HiddenMind Technology, LLC
                                        10 River Park Plaza, Suite 800
                                        St. Paul, MN 55107

Designated Filer:                       Gerald L. Trooien

Issuer & Ticker Symbol:                 Infowave Software, Inc. (IW)

Statement Date:                         September 23, 2004


Signature:                              By: /s/ Gerald L. Trooien
                                           -------------------------------------
                                           Gerald L. Trooien
                                           Chief Executive Officer